Exhibit 10(P)

FILED
IN CLERK’S OFFICE
U.S. DISTRICT COURT E.D.N.Y.

˜ SEP 23 2014 ˜

LONG ISLAND OFFICE

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK
X

UNITED STATES OF AMERICA
ex rel. O AND U 2011 PARTNERSHIP
LLP, and on behalf of the STATE OF NEW YORK,

Civil Action No. 11-CV-5222
Plaintiffs,
v.	(Spatt, J.)
(Lindsday, M.J.)

ENZO CLINICAL LABORATORIES, INC
and ENZO BIOCHEM, INC.,

Defendants.
X

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (“OIG-HHS”) of the Department of Health and Human Services (“HHS”) (collectively the “United States”), the State of New York, acting through the Attorney General’s Medicaid Fraud Control Unit (collectively, the “State”), Enzo Biochem, Inc. (“EBI” or the “Parent”) and Enzo Clinical Laboratories (“ECL”) (collectively, “Enzo”), and relator O and U 2011 Partnership, LLP (“Relator”) (hereafter, all of the above are collectively referred to as “the Parties”), through their authorized representatives.

RECITALS

A. Defendant EBI is a New York publicly-traded corporation with three operating segments: (1) Enzo Life Sciences; (2) Enzo Therapeutics; and (3) ECL. EBI’s corporate headquarters are located at 527 Madison Avenue, New York, New York 10022.

B. ECL is a New York Corporation and a wholly-owned subsidiary of EBI, with

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

principal offices in Farmingdale, New York. ECL is a full service regional clinical laboratory which offers a menu of clinical laboratory tests or procedures used in patient care by physicians to establish or support a diagnosis, monitor treatment or medication, and search for an otherwise undiagnosed condition.

C. At all relevant times, ECL submitted claims for and received payments for a wide range of clinical laboratory tests that were billed to government programs provided to patients in the State of New York and elsewhere, including the Medicare Program (“Medicare”), Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk-l, and the State’s Medicaid program.

D. On or about October 26, 2011, Relator, a partnership formed by former employees of Enzo, filed an action in the United States District Court for the Eastern District of New York captioned United States ex rel. O and U 2011 Partnership, LLP v. Enzo Clinical Laboratories, Inc. and Enzo Biochem, Inc., Civil Action No. 011-5222 (the “Civil Action”), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b). Thereafter, on November 22, 2013, Relator filed an Amended Complaint in the Civil Action.

E. The United States and the State allege that they have certain civil claims against Enzo for engaging in the following alleged conduct, which occurred at times during the period January 1, 2004 through the Effective Date of this Agreement, as defined in paragraph 31 infra (hereinafter referred to as the “Covered Conduct”):

Enzo improperly input diagnosis codes into claim forms that it caused to be submitted for payment to Centers for Medicare & Medicaid Services (“CMS”) and the State Medicaid Program. Enzo input the diagnosis codes for the purpose of supporting the purported medical necessity of tests or other services. Enzo had not obtained the diagnosis codes from physicians who had ordered

2

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

the tests and services. Specifically, when the codes were not submitted by the physicians, Enzo’s employees would select and assign codes which they believed would be most likely to lead to reimbursement instead of going back to physicians — as they were required to do — to obtain the missing codes.

F. This Agreement is neither an admission of liability by Enzo nor a concession by the United States and the State that their claims are not well founded.

G. Relator claims entitlement under 31 U.S.C. § 3730(d) to a share of the proceeds of this Agreement and to Relator’s reasonable expenses, attorneys’ fees and costs.

H. To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, and in consideration of the mutual promises and obligations of this Agreement, the Parties agree and covenant as follows:

TERMS AND CONDITIONS

1. Enzo shall pay to the United States Three and One-Half Million Dollars and Zero Cents ($3,500,000.00) (“Federal Settlement Amount”) and to the State of New York Ten Thousand Two Hundred Forty-Five Dollars and Ninety-Four Cents ($10,245.94) (“New York Medicaid Settlement Amount”) for a total settlement amount of $3,510,245.94 (“Settlement Amount”). The parties further agree that interest at a rate of 2.25% per annum will accrue on this Settlement Amount, beginning from May 15, 2014. On the Effective Date of this Agreement, as defined in paragraph 31 infra, this Settlement Amount shall constitute a debt due and owing to the United States and the State of New York.

2. Enzo shall discharge its debt to the United States and the State of New York under the following terms and conditions:

3

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

a.	Federal Payment Schedule: Enzo shall pay to the United States the principal sum of $2,000,000 plus interest accrued thereon at the rate of 2.25% per annum, in accordance with the payment schedule set forth in Schedule A attached hereto. As set forth in Schedule A, within 10 business days after the Effective Date of this Agreement, Enzo shall pay the United States the initial fixed payment in the amount of $400,000 (“Initial Payment”), plus any interest that may have accrued between May 15, 2014 and the Effective Date, and thereafter make four additional annual payments (inclusive of interest) in the amount of $422,750.28 (“Annual Payments”) due in each of the four subsequent years.

b.	Effect of Recovery in the Patent Case on Federal Settlement Amount and Federal Payment Schedule: As of the Effective Date, the Parties acknowledge that in the patent infringement case (United States Patent No. 5,449,667) Enzo Biochem Inc., et al. v. Applera Corp., et al., Case Number 3:04-CV-00929 (D. Ct.) (the “Patent Case”), which is now on appeal to the United States Court of Appeals for the Federal Circuit, Enzo BioChem, Inc. and others were awarded a judgment (set forth in the case as Document No. 544).

In the event that Enzo does not receive any payments in the Patent Case on or before the date the fifth payment is due (as set forth in Schedule A), or before full payment has been made pursuant to paragraph 2(a), the Parties agree to reduce the Federal Settlement Amount owed pursuant to this Settlement Agreement by $1.5 million (resulting in a total Federal Settlement Amount of $2,000,000, plus interest accrued thereon at the rate of 2.25% per annum, as set forth above).

In the event that Enzo receives a payment in the Patent Case on or before the date the fifth payment is due (as set forth in Schedule A), or before full payment has been made pursuant to paragraph 2(a), within 30 days of Enzo’s receipt thereof, Enzo agrees to pay the United States the lesser of $1.5 million or 50% of such payment in the Patent Case, with accrued interest at a rate of 2.25% per annum.

In the event that Enzo receives a payment in the Patent Case on or before the date the fifth payment is due (as set forth in Schedule A), or before full payment has been made pursuant to paragraph 2(a), and the amount Enzo pays to the United States under this paragraph 2(b) is less than $1.5 million, then the Parties agree to reduce the Federal Settlement Amount owed pursuant to this Settlement Agreement by the difference between $1.5 million and the amount that Enzo paid to the United States under this
4

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

paragraph 2(b). By way of illustration, if Enzo receives payment of $2 million dollars in the Patent Case, Enzo will (within 30 days) pay the United States, separate from its scheduled obligations in Paragraph 2(a), $1 million dollars (representing 50% of $2 million) plus interest at a rate of 2.25% per annum, and the Federal Settlement Amount will be reduced by $500,000 to a total amount of $3 million (representing the difference between $1.5 million and the $1 million payment). Any additional payments Enzo .receives from the Patent Case will be accounted for in the same manner, Except as set forth in Paragraph 2(d), Enzo’s receipt of payment in the Patent Case will not accelerate Enzo’s payment obligations under Paragraph 2(a) of this Settlement Agreement.

c.	Contingency: If Enzo receives additional capital, whether in the form of an issuance of stock or warrants, a draw down from a new credit facility, a draw down from a refinancing of an existing credit facility, or a sale of one or more assets (excluding the sale of inventory assets (e.g., assays, kits, raw materials, or other products and/or materials sold by Enzo)), that exceeds $10 million in any one fiscal year before the later of (1) the last payment date on Schedule A or (2) full payment pursuant to paragraph 2(a), it agrees to pay the United States 20% of such excess (over $10 million) up to the remaining balance of the Federal Settlement Amount plus accrued interest at a rate of 2.25% per annum, within 30 days of Enzo’s receipt thereof. The parties agree that Enzo’s recovery of money in the following cases do not apply to this contingency provision: Enzo Biochem, Inc., et al v. Perkinelmer, Inc., et al., No. 03-CV-3817 (S.D.N.Y.); Affymetrix, Inc. v. Enzo Biochem, Inc., et al., 03-CV-8907 (S.D.N.Y.) and Enzo Life Sciences, Inc. v. Affymetrix, Inc. 04-CV-1555 (S.D.N.Y.).

d.	Acceleration Clause: In the event EBI or ECL are sold or merged or a significant amount of assets (excluding the sale of inventory assets (e.g., assays, kits, raw materials, or other products and/or materials sold by Enzo)) of EBI or ECL or any of their subsidiaries or affiliated entities is sold, merged, or transferred into another non-affiliated entity within four years of the Effective Date of this Agreement, then Enzo shall promptly notify the United States, and all remaining payments owed pursuant to the Settlement Agreement shall be accelerated and become immediately due and payable. In addition, if on or before the date the fifth payment is due (as set forth in Schedule A), Enzo receives payment in the Patent Case of $20 million or more, then all remaining payments owed pursuant to the Settlement Agreement shall be accelerated and become immediately due and payable.
5

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

e.	Payment Method: All payments set forth in this paragraph 2 shall be made to the United States by electronic funds transfer pursuant to written instructions provided by the Office of the United States Attorney for the Eastern District of New York. The entire principal balance of the Federal Settlement Amount or any portion thereof, plus any interest accrued on the principal as of the date of any prepayment, may be prepaid without penalty.

f.	Payment to New York State: Enzo shall pay to the State the New York Medicaid Settlement Amount ($10,245.94), plus interest accrued thereon from May 15, 2014 to the Effective Date of this Agreement at the rate of 2.25% per annum, within 10 business days after the Effective Date by electronic funds transfer pursuant to written instructions provided by the Attorney General’s Medicaid Fraud Control Unit.

g.	Relator Attorneys’ Fees: Relator and Enzo have agreed to the amount of reasonable attorneys’ fees and costs to be paid pursuant to 31 U.S.C § 3730(d). This amount shall be paid as an electronic funds transfer to the Relator’s attorney (to be allocated in accordance with their instructions) no later than ten (10) business days after the stipulations of dismissal are filed as set forth in Paragraph 21.

3. In the event that Enzo fails to pay any amount as provided in Paragraph 2 above within five (5) business days of the date on which such payment is due, Enzo shall be in default of its payment obligations (“Default”). The United States will provide written notice of the Default to Enzo and Enzo shall have the opportunity to cure such Default within five (5) business days from the date of receipt of the notice. Notice of Default will be delivered to David Goldberg, Vice President, Corporate Development, Enzo Biochem, Inc., or to such other representative as Enzo shall designate in advance in writing. If Enzo fails to cure such Default within five (5) business days of receiving the Notice of Default (“Uncured Default”), the remaining unpaid balance of the Federal Settlement Amount (subject to Paragraph 2), shall become immediately due and payable, and interest shall accrue at the rate of 12% per annum compounded daily from the date of Default on the remaining unpaid total (principal and interest balance). Upon an uncured default, the

6

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

United States, at its sole option, may: (a) offset the remaining unpaid balance from any amounts due and owing to Enzo by any department, agency, or agent of the United States at the time of Default; (b) collect the entire unpaid balance of the Federal Settlement Amount (subject to Paragraph 2), plus interest, including 12% interest from the date of Default, and all other amounts due upon the event of Default as specified in this paragraph; (c) file a civil action for the Covered Conduct; or (d) exercise any other rights granted by law or in equity, including referral of this matter for private collection. In the event a complaint is filed pursuant to subsection (c) of this paragraph, Enzo agrees not to plead, argue, or otherwise raise any defenses under the theories of statute of limitations, laches, estoppel, res judicata, or similar theories to the allegations in the complaint, except to the extent such defenses were available to Enzo on the Effective Date of this Agreement. Enzo agrees not to contest any consent judgment, offset, recoupment and/or collection action undertaken by the United States pursuant to this paragraph, either administratively or in any state or federal court. Enzo shall pay to the United States all reasonable costs of collection and enforcement under this paragraph, including attorneys’ fees and expenses.

4. Notwithstanding the foregoing, in the event of Uncured Default as defined in Paragraph 3, above, OIG-HHS may exclude Enzo from participating in all Federal health care programs until Enzo pays the Remaining Federal Settlement Amount (subject to Paragraph 2) and Default Interest Balance, and Collection Costs as set forth in Paragraph 3 above. OIG-HHS will provide written notice of any such exclusion to Enzo. Enzo waives any further notice of exclusion under 42 U.S.C. § 1320a-7(b)(7), and agrees not to contest exclusion on the basis of the Uncured Default either administratively or in any state or federal court. Reinstatement to

7

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

program participation is not automatic. If at the end of the period of exclusion Enzo wishes to apply for reinstatement, Enzo must submit a written request for reinstatement to OIG-HHS in accordance with the provisions of 42 C.F.R. §§ 1001.3001-.3005. Enzo will not be reinstated unless and until HHS-OIG approves such request for reinstatement. The option for Exclusion for an Uncured Default as defined in this Paragraph is in addition to, and not in lieu of, the options identified in this Agreement or otherwise available.

5. Subject to the exceptions in Paragraph 8 (concerning excluded claims) below, and conditioned upon Enzo’s discharging its debt to the United States in accordance with Paragraph 2, the United States releases Enzo, together with its current and former parent corporations; direct and indirect subsidiaries; brother or sister corporations; divisions; current or former owners, officers and directors; and the successors and assigns of any of them, from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; any statutory provision creating a cause of action for civil damages or civil penalties for which the Civil Division of the Department of Justice has actual and present authority to assert and compromise pursuant to 28 C.F.R. Part 0, Subpart I. 0.45(d); or the common law theories of payment by mistake, unjust enrichment, and fraud.

6. Subject to the exceptions in Paragraph 8 (concerning excluded claims) below, and conditioned upon Enzo’s discharging its debt to the State of New York in accordance with Paragraph 2, the State releases Enzo, together with its current and former parent corporations;

8

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

direct and indirect subsidiaries; brother or sister corporations; divisions; current or former owners, officers, and directors, and the successors and assigns of any of them, from any civil or administrative monetary claim the State has for the Covered Conduct under the State False Claims Act, State Finance Law § 187 et seq., any statutory provision creating a cause of action for civil damages or civil penalties for which the Attorney General’s Medicaid Fraud Control Unit has actual and present authority to assert and compromise; or the common law theories of payment by mistake, unjust enrichment, and fraud.

7. Conditioned upon Enzo’s discharging its debt to the United States and the State of New York in accordance with Paragraph 2, Relator, for itself and for its current or former owners, partners, officers, directors, and affiliates; and the successors and assigns of any of them, agrees to dismiss with prejudice any currently pending claims against Enzo and to release Enzo, together with its current and former parent corporations; direct and indirect subsidiaries; brother or sister corporations; divisions; current or former owners, officers, directors, and affiliates; and the successors and assigns of any of them, from any and all claims that it has asserted, could have asserted, or may assert in the future against Enzo, its current and former parent corporations, direct and indirect subsidiaries, brother or sister corporations, divisions, current or former owners, officers, directors, and affiliates, and the successors and assigns of any of them, including without limitation the matters set forth in Relator’s complaint and amended complaint filed in this Civil Action, any civil monetary claim the Relator has or may have for itself or on behalf of the United States or the State of New York under the False Claims Act, 31 U.S.C. §§ 3729-3733, or the New York False Claims Act, N.Y. State Fin. Law §§ 187 et seq.

9

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

8. Notwithstanding the releases given in paragraphs 5 and 6 of this Agreement, or any other term of this Agreement, the following claims of the United States and the State are specifically reserved and are not released:

a.	Any liability arising under Title 26, U.S. Code (Internal Revenue Code);

b.	Any criminal liability;

c.	Except as explicitly stated in this Agreement, any administrative liability, including mandatory or permissive exclusion from Federal health care programs;

d.	Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

e.	Any liability which may be asserted by or on behalf of any payor or insurer paid by the State’s Medicaid program on a capitated basis;

f.	Any liability based upon such obligations as are created by this Agreement;

g.	Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services;

h.	Any liability for failure to deliver goods or services due; and

i.	Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct.

9. Relator and its current or former owners, partners, officers, directors, and affiliates; and the successors and assigns of any of them shall not object to this Agreement but agrees and confirm that this Agreement is fair, adequate, and reasonable under all the circumstances, pursuant to 31 U.S.C. § 3730(c)(2)(B). Payments by the United States and the State to Relator, as provided

10

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

for by 31 U.S.C. § 3730(d)(1) and N.Y. State Fin. Law § 190(6)(a), are not included in this Agreement, and will be the subject of separate agreements. The United States and the Relator have agreed on a Relator’s share of the Federal Settlement Amount of 17%; the State of New York and the Relator have agreed on a Relator’s share of the New York Medicaid Settlement Amount of 15%. Payments made to Relator pursuant to 31 U.S.C. § 3730(d)(1) and N.Y. State Fin. Law § 190(6)(a) are contingent upon the United States and the State receiving the Settlement Amount payments set forth in Schedule A and in paragraph 2 above. It is expressly understood and agreed that the United States and the State in no way promise, guarantee, nor are liable to Relator for the collection or payment of any funds pursuant to this Agreement or the payment of Relator’s share except as provided herein for funds actually collected and received by the United States and the State. Contingent upon actual receipt of payments, including accrued interest as set forth in Schedule A, the United States and the State of New York shall promptly inform Relator’s counsel of such payment’s receipt, and pay to Relator any agreed-upon Relator’s share as soon as feasible after receipt, in accordance with payment instructions to be provided in writing by Relator’s counsel.

10. Enzo has provided sworn financial disclosure statements (the “Financial Statements”) to the United States and the United States has relied on the accuracy and completeness of those Financial Statements in reaching this Agreement. Enzo warrants that the Financial Statements are complete, accurate, and current as of the date submitted, and that there have been no material changes in Enzo’s ability to pay the Federal Settlement Amount since that time. If the United States learns of asset(s) in which Enzo had an interest at the time of this

11

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

Agreement that were not disclosed in the Financial Statements, or to the United States during subsequent negotiations relating to this settlement, or if the United States learns of any misrepresentation by Enzo on, or in connection with, the Financial Statements, and if such nondisclosure or misrepresentation changes the estimated assets and liabilities or results of operation set forth in the Financial Statements by $350,000 or more, the United States may at its option: (a) rescind this Agreement and file suit based on the Covered Conduct, or (b) let the Agreement stand and collect the full Settlement Amount plus one hundred percent (100%) of the value of the net worth of Enzo previously undisclosed. Enzo agrees that if the United States discovers such a nondisclosure or misrepresentation, it will not contest any collection action undertaken by the United States pursuant to this provision, and pay the United States all reasonable costs incurred in such an action, including attorney’s fees and expenses.

11. In the event that the United States, pursuant to Paragraph 10 (concerning disclosure of assets), above, opts to rescind this Agreement, Enzo agrees not to plead, argue, or otherwise raise any defenses under the theories of statute of limitations, laches, estoppel, res judicata, or similar theories, to any civil or administrative claims that (a) are filed by the United States within 60 calendar days of written notification to Enzo that this Agreement has been rescinded, and (b) relate to the Covered Conduct, except to the extent these defenses were available on the Effective Date.

12. Enzo waives and shall not assert any defenses Enzo may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the

12

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action. Nothing in this paragraph or any other provision of this Agreement constitutes an agreement by the United States or the State concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

13. Enzo fully and finally releases the United States and the State, their agencies, officers, agents, employees, and servants, from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) that Enzo has asserted, could have asserted, or may assert in the future against the United States and the State, their agencies, officers, agents, employees, and servants, related to the Covered Conduct and the investigation and prosecution thereof by the United States and the State.

14. Enzo fully and finally releases the Relator, and its current or former owners, agents, attorneys, partners, officers, directors, and affiliates; and the successors and assigns of any of them, from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) that Enzo has asserted, could have asserted, or may assert in the future against the Relator, its current or former owners, agents, attorneys, partners, officers, directors, and affiliates; and the successors and assigns of any of them related to the matters set forth in the qui tam complaint and amended complaint filed in this Civil Action.

15. The Settlement Amount shall not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare contractor (e.g., Medicare Administrative Contractor, fiscal intermediary, carrier or any state payer) or the State’s Medicaid

13

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

program, related to the Covered Conduct; and Enzo agrees not to resubmit to any Medicare contractor or any State payer any previously denied claims related to the Covered Conduct, and agrees not to appeal any such denials of claims.

16. Enzo agrees to the following:

a.	Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47; and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk and 1396-1396w-5; and the regulations and official program directives promulgated thereunder) incurred by or on behalf of Enzo, its present or former officers, directors, employees, shareholders, and agents in connection with:

	i.	the matters covered by this Agreement;

	ii.	the United States’ audit(s) and civil investigation(s) of the matters covered by this Agreement;

	iii.	Enzo’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil investigation(s) in connection with the matters covered by this Agreement (including attorney’s fees);

	iv.	the negotiation and performance of this Agreement; and

	v.	the payment Enzo makes to the United States pursuant to this Agreement and any payments that Enzo may make to Relator, including costs and attorneys’ fees,

are unallowable costs for government contracting purposes and under the Medicare Program, Medicaid Program, TRICARE Program, and Federal Employees Health Benefits Program (“FEHBP”) (hereinafter referred to as “Unallowable Costs”).

b.	Future Treatment of Unallowable Costs: If applicable, Unallowable Costs shall be separately determined and accounted for by Enzo, and Enzo shall not charge such Unallowable Costs directly or indirectly to any contracts with the United States or any State Medicaid program, or seek payment
14

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

for such Unallowable Costs through any cost report, cost statement, information statement, or payment request submitted by Enzo or any of its subsidiaries or affiliates to the Medicare, Medicaid, TRICARE, or FEHBP Programs.

c.	Treatment of Unallowable Costs Previously Submitted for Payment: If applicable, Enzo further agrees that within 90 days of the Effective Date of this Agreement it shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers, and/or contractors, and Medicaid and FEHBP fiscal agents, any Unallowable Costs (as defined in this Paragraph) included in payments previously sought from the United States, or any State Medicaid program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by Enzo or any of its subsidiaries or affiliates, and shall request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the Unallowable Costs. Enzo agrees that the United States, at a minimum, shall be entitled to recoup from Enzo any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted cost reports, information reports, cost statements, or requests for payment.

d.	Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by Enzo or any of its subsidiaries or affiliates on the effect of inclusion of Unallowable Costs (as defined in this Paragraph) on Enzo or any of its subsidiaries or affiliates’ cost reports, cost statements, or information reports.

e.	Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine Enzo’s books and records to determine that no Unallowable Costs have been claimed in accordance with the provisions of this Paragraph.

17. This Agreement is intended to be for the benefit of the Parties only. The Parties do not release any claims against any other person or entity, except to the extent provided for in Paragraph 18 (waiver for beneficiaries paragraph), below.

15

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

18. Enzo agrees that it waives and shall not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents, sponsors, legally responsible individuals, or third party payors based upon the claims defined as Covered Conduct.

19. Enzo warrants that it has reviewed its financial situation and that it currently is solvent within the meaning of 11 U.S.C. §§ 547(b)(3) and 548(a)(l)(B)(ii)(I), and (a) shall remain solvent following payment of the Settlement Amount due as of the Effective Date of the Agreement (either through payment or by transfer of the Withhold Amount to the State) and (b) expects to remain solvent following payment of the remainder of the Settlement Amount. Further, the Parties warrant that, in evaluating whether to execute this Agreement, they (a) have intended that the mutual promises, covenants, and obligations set forth herein constitute a contemporaneous exchange for new value given to Enzo, within the meaning of 11 U.S.C. § 547(c)(1), and (b) conclude that these mutual promises, covenants, and obligations do, in fact, constitute such a contemporaneous exchange. Further, the Parties warrant that the mutual promises, covenants, and obligations set forth herein are intended to and do, in fact, represent a reasonably equivalent exchange of value that is not intended to hinder, delay, or defraud any entity to which Enzo was or became indebted to on or after the date of this transfer, within the meaning of 11 U.S.C. § 548(a)(1).

20. If within 91 days of the Effective Date of this Agreement or of any payment made under this Agreement, Enzo commences, or a third party commences, any case, proceeding, or other action under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors

16

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

(a) seeking to have any order for relief of Enzo’s debts, or seeking to adjudicate Enzo as bankrupt or insolvent; or (b) seeking appointment of a receiver, trustee, custodian, or other similar official for Enzo or for all or any substantial part of Enzo’s assets, Enzo agrees as follows:

a.	Enzo’s obligations under this Agreement may not be avoided pursuant to 11 U.S.C. § 547, and Enzo shall not argue or otherwise take the position in any such case, proceeding, or action that: (i) Enzo’s obligations under this Agreement may be avoided under 11 U.S.C. § 547; (ii) Enzo was insolvent at the time this Agreement was entered into, or became insolvent as a result of the payments made to the United States or the State; or (iii) the mutual promises, covenants, and obligations set forth in this Agreement do not constitute a contemporaneous exchange for new value given to Enzo.

b.	If Enzo’s obligations under this Agreement are avoided for any reason, including, but not limited to, through the exercise of a trustee’s avoidance powers under the Bankruptcy Code, the United States, at its sole option, may rescind the releases in this Agreement and bring any civil and/or administrative claim, action, or proceeding against Enzo for the claims that would otherwise be covered by the release provided in Paragraph 5 above. Enzo agrees that: (i) any such claims, actions, or proceedings brought by the United States are not subject to an “automatic stay” pursuant to 11 U.S.C. § 362(a) as a result of the action, case, or proceedings described in the first clause of this paragraph, and Enzo shall not argue or otherwise contend that the United States’ claims, actions, or proceedings are subject to an automatic stay; (ii) Enzo shall not plead, argue, or otherwise raise any defenses under the theories of statute of limitations, laches, estoppel, res judicata, or similar theories, to any such civil or administrative claims, actions, or proceedings that are brought by the United States within 60 calendar days of written notification to Enzo that the releases have been rescinded pursuant to this paragraph, except to the extent such defenses were available on October 26, 2011; and (iii) the Government has a valid claim against Enzo in the amount of $3,500,000.00, and the United States may pursue its claim in the case, action, or proceeding referenced in the first clause of this paragraph, as well as in any other case, action, or proceeding.

c.	Enzo acknowledges that its agreements in this paragraph are provided in exchange for valuable consideration provided in this Agreement.

21. Contemporaneously with the filing of this Settlement Agreement, the United States

17

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

and State shall file in this Civil Action a Notice of Partial Intervention and a Proposed Unsealing Order. Upon receipt of the Initial Payment described in Paragraph 2(a), above, the United States, State and Relator shall promptly sign and file a Joint Stipulation of Dismissal of this Civil Action pursuant to Rule 41(a)(1). The dismissal shall be with prejudice as to Relators. With respect to the United States and State of New York, the dismissal shall be with prejudice as to the allegations contained in the Covered Conduct, and without prejudice as to any other allegations contained in Relator’s complaints.

22. Except as expressly provided to the contrary in this Agreement, each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

23. Each Party and signatory to this Agreement represents that it freely and voluntarily enters in to this Agreement without any degree of duress or compulsion.

24. This Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute arising between and among the Parties relating to this Agreement is the United States District Court for the Eastern District of New York. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.

25. This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of the Parties.

26. The undersigned counsel represent and warrant that they are fully authorized to

18

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

execute this Agreement on behalf of the persons and entities indicated below.

27. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

28. This Agreement is binding on Enzo’s successors, transferees, heirs, and assigns.

29. This Agreement is binding on Relators’ successors, transferees, heirs, and assigns.

30. All parties consent to the United States’ and State of New York’s disclosure of this Agreement, and information about this Agreement, to the public.

31. This Agreement is effective on the date of signature of the last signatory to the Agreement (the “Effective Date of this Agreement”). Signatures delivered by facsimile transmission or as .pdf attachments shall constitute acceptable, binding signatures for purposes of this Agreement.

19

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

THE UNITED STATES OF AMERICA

LORETTA E. LYNCH United States Attorney Eastern District of New York

DATED:	9/22/14	BY:
KENNETH M. ABELL
Assistant United States Attorney
Eastern District of New York

DATED:	9/19/14	BY:
ROBERT K. DECONTI
Assistant Inspector General for Legal Affairs
Office of Counsel to the Inspector General
Office of Inspector General
United States Department of Health and
Human Services
20

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

STATE OF NEW YORK

ERIC SCHNEIDERMAN Attorney General State of New York

DATED:	9/22/14	BY:
CAROLYN ELLIS
Special Assistant Attorney General
State of New York
21

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

DEFENDANT ENZO

By signing below, I confirm that I have read and understood the above.

AGREED AND CONSENTED TO:

David C. Goldberg
Vice President
Corporate Development
Enzo Biochem, Inc.

On the 19th day of Sept. in the year 2014, before me, the undersigned, personally appeared David Goldberg, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument.

NOTARY PUBLIC

Dated:	__________ , _____	Approved as to Form:
GARFUNKEL WILD, P.C.
Attorneys for Defendant

By:
Robert A. Del Giorno, Esq.
Garfunkel Wild, P.C.
111 Great Neck Road, Sixth Floor
Great Neck, NY 11021
Tel. (516) 393-2505
Fax. (516) 918-5683
22

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

DEFENDANT ENZO

By signing below, I confirm that I have read and understood the above.

AGREED AND CONSENTED TO:

David C. Goldberg
Vice President
Corporate Development
Enzo Biochem, Inc.

On the _____ day of ______________ in the year ________, before me, the undersigned, personally appeared _____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument.

NOTARY PUBLIC

Dated:	September 22, 2014	Approved as to Form:
GARFUNKEL WILD, P.C.
Attorneys for Defendant

By:
Robert A. Del Giorno, Esq.
Garfunkel Wild, P.C.
111 Great Neck Road, Sixth Floor
Great Neck, NY 11021
Tel. (516) 393-2505
Fax. (516) 918-5683
23

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

RELATORS

By signing below, I confirm that I have read and understood the above.

AGREED AND CONSENTED TO:

Joy Reiher, Partner
O and U 2011 Partnership LLP

AGREED AND CONSENTED TO:

Ruben Fantauzzi, Partner
O and U 2011 Partnership LLP

On the 19 day of September in the year 2014, before me, the undersigned, personally appeared Joy Reiher, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument.

NOTARY PUBLIC

Dated: 9/19, 2014		Approved as to Form: BLANK ROME LLP Attorneys for Relator

By:
Thomas J. Poulin, Esq. Blank Rome LLP Watergate 600 New Hampshire Ave., NW Washington, DC 20037 Phone: 202.772.5986 Fax: 202.572.8432
24

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

RELATORS

By signing below, I confirm that I have read and understood the above.

AGREED AND CONSENTED TO:

Joy Reiher, Partner O and U 2011 Partnership LLP

AGREED AND CONSENTED TO:

Ruben Fantauzzi, Partner O and U 2011 Partnership LLP

On the 19 day of September in the year 2014, before me, the undersigned, personally appeared Ruben Fantauzzi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument.

NOTARY PUBLIC

Dated: September 19, 2014		Approved as to Form: BLANK ROME LLP Attorneys for Relator

By:
Thomas J. Poulin, Esq. Blank Rome LLP Watergate 600 New Hampshire Ave., NW Washington, DC 20037 Phone: 202.772.5986 Fax: 202.572.8432
25

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

RELATORS

By signing below, I confirm that I have read and understood the above.

AGREED AND CONSENTED TO:

Joy Reiher, Partner O and U 2011 Partnership LLP

AGREED AND CONSENTED TO:

Ruben Fantauzzi, Partner O and U 2011 Partnership LLP

On the         day of                                 in the year                        , before me, the undersigned, personally appeared                   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument.

NOTARY PUBLIC

Dated: 9/19, 2014		Approved as to Form: BLANK ROME LLP Attorneys for Relator

By:
Thomas J. Poulin, Esq. Blank Rome LLP Watergate 600 New Hampshire Ave., NW Washington, DC 20037 Phone: 202.772.5986 Fax: 202.572.8432
26

Settlement Agreement, Civil Action No. 11-CV-5222

United States ex rel. O and U Partnership LLP v. Enzo Clinical Labs, et al.

SO ORDERED.

HONORABLE ARTHUR D. SPATT SENIOR UNITED STATES DISTRICT JUDGE

A TRUE COPY ATTEST
DATE	9/25 2014
DOUGLAS C. PALMER
CLERK
BY
DEPUTY CLERK
27